UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 12, 2024

LEGACY HOUSING CORPORATION

(Exact name of registrant as specified in its charter)

Texas	001-38761	20-2897516
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Airport Freeway, #100, Bedford, Texas	76022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (817) 799-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock ($0.001 par value)	LEGH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           Appointment of New Director

On November 12, 2024, the Company’s Board appointed Skyler M. Howton to fill the vacancy in the Board created by the resignation of Francisco J. Coll. Ms. Howton’s term as a director took immediate effect and will continue until the Company’s 2024 Annual Shareholders’ Meeting, where Ms. Howton is standing for election to the Company’s Board of Directors for the first time. The Board has determined that Ms. Howton is independent under the rules and regulations of both the Securities and Exchange Commission and the NASDAQ Stock Market. Ms. Howton will serve as a member of the Compensation Committee, the Nominations and Corporate Governance Committee, and the Audit Committee.

Ms. Howton has practiced law as a Dallas-based attorney since 2013, and she currently serves as the Mass Torts Practice Group Leader at the Rogge Dunn Group, PC, where she handles product liability claims against major corporations nationwide. Ms. Howton has also represented small, large, and Fortune 50 companies over her more than ten years’ experience at AM Law 100 firms. Ms. Howton is a 2009 graduate of Pepperdine University and a 2012 graduate of Baylor Law School, where she served as Articles Editor of the Baylor Law Review. In 2022, Ms. Howton returned to Baylor Law School to obtain an LLM in Litigation Management. Ms. Howton is active in the Dallas community. Ms. Howton served as a Dallas CASA for more than five years. Ms. Howton currently serves as a committee chair for Attorneys Serving the Community, a position she has held for nearly ten years, and as a Vice President on the Board of Directors for the Dallas Women Lawyers Association.

There are currently no agreements, arrangements or understandings between Ms. Howton and any other person pursuant to which Ms. Howton was appointed to serve as a member of the Board. The Company is not aware of any transaction in which Ms. Howton has an interest requiring disclosure under Item 404(a) of the SEC’s Regulation S-K. The Company and Ms. Howton have entered into an indemnification agreement similar to the indemnification agreements the Company entered into with its other directors, and Ms. Howton will be compensated like the Company’s other non-employee directors.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY HOUSING CORPORATION

Date: November 18, 2024	By:	/s/ Duncan Bates
	Name:	Duncan Bates
	Title:	President and Chief Executive Officer